Exhibit 99.1

CC MASTER CREDIT CARD TRUST II
Excess Spread Analysis—September 2002

Series	1995-C	1996-C	1998-A
Deal Size	$400 MM	$271.50 MM	$600 MM
Expected Maturity	02/18/03	02/16/04	09/15/03

Yield	16.48%	18.95%	18.95%
Less: Coupon	2.44%	2.06%	2.09%
Servicing Fee	0.95%	1.50%	1.50%
Net Credit Losses	6.06%	7.43%	7.43%
Excess Spread:
September-02	7.03%	7.95%	7.92%
August-02	8.67%	8.41%	8.38%
July-02	8.15%	8.18%	8.16%
Three month Average Excess Spread	7.95%	8.18%	8.15%

Delinquency:
30 to 59 days	2.42%	2.42%	2.42%
60 to 89 days	1.58%	1.58%	1.58%
90 + days	2.92%	2.92%	2.92%
Total	6.92%	6.92%	6.92%

Payment Rate	11.91%	11.91%	11.91%